UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2015

MECKLERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on July 31, 2015, Mecklermedia Corporation (the “Company”), in order to reduce expenses, abandoned its lease in New York City. The abandoned lease had a term expiring in January 2019. In order to mitigate the risk that the landlord could make claims against the Company, which could include the remaining rent payments under the lease, on September 10, 2015, the Company entered into an amendment of lease and surrender agreement. Under the agreement, the Company and the landlord agreed to terminate the lease for the property located at 475 Park Avenue, New York, New York. The Company further agreed to surrender the premises and pay the landlord $75,000. The Company and the landlord each released the other party from any claims under the lease.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MECKLERMEDIA CORPORATION

Date: October 1, 2015
/s/ Alan M. Meckler
Alan M. Meckler Chairman and Chief Executive Officer